Exhibit 4
Fidelity Bond Policy
$62.5 million policy
(allocation based on each fund’s coverage requirements under Rule 17g-1)

	Gross Assets	Required
	9/30/2010	Coverage

Allianz Funds

AGIC Global Fund	44,113,418	400,000
AGIC Systematic Growth Fund	40,000,796	350,000
AGIC International Fund	106,424,119	525,000
AGIC Mid-Cap Growth Fund	7,070,941	200,000
AGIC Pacific Rim Fund	142,095,894	600,000
AGIC Emerging Markets Opportunities Fund	139,594,436	600,000
AGIC Income & Growth Fund	238,245,988	750,000
AGIC Growth Fund	686,922,803	1,000,000
AGIC Opportunity Fund	284,347,495	750,000
AGIC Target Fund	316,383,606	750,000

NFJ Dividend Value Fund	6,739,371,579	2,500,000
NFJ International Value Fund	1,670,569,633	1,500,000
NFJ Large-Cap Value Fund	1,153,578,352	1,250,000
NFJ Small-Cap Value Fund	6,560,327,764	2,500,000
NFJ Mid-Cap Value Fund	10,928,730	225,000
NFJ All-Cap Value Fund	19,454,726	300,000
NFJ Renaissance Fund	790,581,870	1,000,000

RCM Disciplined International Equity Fund	43,255,805	400,000
RCM Global Resources Fund	40,162,780	400,000
RCM Global Small-Cap Fund	73,390,683	450,000
RCM Large-Cap Growth Fund	413,060,984	750,000
RCM Mid-Cap Fund	61,427,922	400,000
RCM Wellness Fund	126,980,668	600,000
RCM Strategic Growth Fund	10,937,717	225,000
RCM Technology Fund	1,285,084,024	1,250,000

Allianz Global Investors Managed Accounts Trust:
Fixed Income Shares: Series C	3,456,747,638	2,300,000
Fixed Income Shares: Series H	7,808,290	175,000
Fixed Income Shares: Series M	4,719,090,113	2,500,000
Fixed Income Shares: Series R	705,192,606	900,000
Equity Shares: Series I	2,340,259	125,000

AGIFM Sponsored Closed-End Funds:
PIMCO Municipal Income Fund	503,315,534	900,000
PIMCO New York Municipal Income Fund	135,213,337	600,000
PIMCO California Municipal Income Fund	398,899,908	750,000
PIMCO Municipal Income Fund II	1,062,546,846	1,250,000
PIMCO New York Municipal Income Fund II	203,825,108	600,000
PIMCO California Municipal Income Fund II	434,310,695	750,000

	Gross Assets	Required
	9/30/2010	Coverage

PIMCO Municipal Income Fund III	529,098,863	900,000
PIMCO New York Municipal Income Fund III	85,473,241	525,000
PIMCO California Municipal Income Fund III	340,680,389	750,000

PIMCO Corporate Income Fund	878,489,850	1,000,000
PIMCO Corporate Opportunity Fund	1,931,681,989	1,700,000
PIMCO High Income Fund	1,573,849,039	1,500,000
PIMCO Global StocksPLUS & Income Fund	296,758,248	750,000
PIMCO Income Strategy Fund	383,226,690	750,000
PIMCO Income Strategy Fund II	759,231,033	1,000,000
PIMCO Income Opportunity Fund	714,750,527	1,000,000
PCM Fund, Inc.	217,770,505	600,000
PIMCO Strategic Global Government Fund, Inc.	1,273,158,241	1,250,000

AGIC Convertible & Income Fund	1,031,802,719	1,250,000
AGIC Convertible & Income Fund II	783,598,582	1,000,000

NFJ Dividend, Interest & Premium Stratetgy Fund	1,757,811,987	1,700,000
AGIC International & Premium Stratetgy Fund	136,582,926	600,000
AGIC Equity & Convertible Income Fund	409,349,003	750,000
AGIC Global Equity & Convertible Income Fund	112,104,951	525,000

Allinaz Funds Multi-Strategy Trust:
Allanz RCM Global EcoTrends Fund	72,980,019	450,000
Allanz RCM Global Water Fund	54,913,405	400,000
Allianz RCM Disciplined Equity Fund	19,129,812	250,000
Allianz RCM All Horizons Fund	2,199,972	125,000
Allianz RCM International Opportunities Fund	13,162,015	225,000
Allianz RCM China Equity Fund	4,015,331	150,000

Allianz NFJ Global Dividend Value Fund	17,328,928	250,000

Allianz Global Investors Solutions 2015 Fund	6,054,882	175,000
Allianz Global Investors Solutions 2020 Fund	5,156,713	175,000
Allianz Global Investors Solutions 2030 Fund	5,967,292	175,000
Allianz Global Investors Solutions 2040 Fund	5,019,151	175,000
Allianz Global Investors Solutions 2050 Fund	4,826,832	175,000
Allianz Global Investors Solutions Retirement Income Fund	6,665,722	175,000
Allianz Global Investors Solutions Growth Allocation Fund	5,349,791	175,000
Allinaz Global Investors Solutions Core Allocation Fund	213,501,239	600,000

Allianz AGIC Convertible Fund	468,791,906	900,000
Allianz AGIC High Yield Bond Fund	77,487,926	450,000
Allianz AGIC International Growth Opportunities Fund	131,353,349	600,000
Allianz AGIC Emerging Growth Fund	21,309,906	300,000
Allianz AGIC Small to Mid-Cap Growth Fund	2,633,831	150,000
Allianz AGIC Micro-Cap Fund	56,024,453	400,000
Allianz AGIC Ultra Micro-Cap Fund	3,900,501	150,000
Allianz AGIC International Growth Fund	105,656,697	525,000

	47,152,451,523	55,225,000